SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                        ---------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                               BANYAN CORPORATION

              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Oregon                                  84-1346327
     ----------------------------               ----------------------------
     (State or other jurisdiction               (IRS employer identification
   of incorporation or organization)                      number)

    4740 Forge Rd., Bldg. 112, Colorado Springs, Colorado           80907
   -------------------------------------------------------       ---------
     (Address of principal executive offices)                    (Zip code)


                          ----------------------------
                                  (Former Name)

                           2000 Equity Incentive Plan and
                           2001 Equity Incentive Plan
                   ------------------------------------------
                              (Full title of plan)

                               Lawrence A. Stanley

                                    President

                           4740 Forge Rd., Bldg. 112,
                        Colorado Springs, Colorado, 80907
                                  800-475-0707
                                  ------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                 Jay Hait, Esq.
                            39 Hudson St., Suite 102
                              Hackensack, NJ 07601
                              Phone: (201) 441-9377
                               Fax: (201) 441-9370


                         CALCULATION OF REGISTRATION FEE

                         ===============================

                                                   Proposed
                                    Proposed       Maximum

Title of each class     Amount       maximum       aggregate        Amount of
 of securities          to be     offering price   offering       registration
to be registered      registered   per share(2)    price (1)          fee
--------------------------------------------------------------------------------
Common Shares(2)       1,500,000     $187,500       $0.125         $ 50.00

                                                                   ---------
                                       Total registration fee     $ 50.00


(1) Estimated solely for the purpose of calculating the registration fee.

(2) These shares of common stock are offered under the Registrant's 2000 Equity Incentive Plan and 2001 Equity Incentive Plan. Pursuant to Rule 457(h)(1), the filing fee for the Shares of Common Stock subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $5.00. Pursuant to Rule 457(h)(1), the filing fee for the 1,500,000 shares of common stock subject to options that have not yet been granted is calculated based upon the average of the bid and asked prices per Common Share on May 14, 2001, as reported on the OTC Pink Sheets, which was $0.125 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with Rule 428 under the Securities Act of 1933, as amended, (the "Securities Act") and the Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Banyan Corporation(the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Reports on Form 10-KSB for the years ended December 31, 1999 and 2000;

(2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000;

(3) The Registrant's current report on Form 8-K filed with the Commission on October 31, 2000, and its amended Form 8-K filed on December 7, 2000; and

(4) The Registrant's Registration Statement on Form 10-SB and all amendments thereto filed with the Commission between May 14, 1999 and October 31, 2000, registering the Shares of Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     As an Oregon corporation, the Company is subject to the laws of the State of Oregon governing private corporations and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the Oregon Revised Statutes ("ORS"), the Company eliminates the liability of it's directors to itself or its shareholders except for any liability related to
(i) breach of the duty of loyalty; (ii) acts or omissions not in good faith or that involve an intentional transaction from which the director derived an improper personal benefit.

     ORS Section 60.391 allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under ORS Sections 60.387 to 60.414, corporations may not indemnify a director or officer against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit in which the director or officer was adjudged liable to the corporation. ORS Section 60.394 mandates indemnification for all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, pursuant to ORS Section 60.401, a court may order indemnification in view of all the relevant circumstances, whether or not the director or officer met the good-faith and reasonable belief standards of conduct set out in ORS
Section 60.391.

     ORS Section 60.414 also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

     The Articles provide that the Registrant is required to indemnify to the fullest extent not prohibited by law any current or former director who is made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person serves or served as a director of the Registrant. The Articles also provide that the Registrant is permitted to indemnify to the fullest extent not prohibited by law any current or former officer who is made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person is or was an officer of the Registrant.


   Article VI of the Registrant's by-laws provides as follows:

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 1. Non-Derivative Actions. Subject to the provisions of Sections 3, and 6, below, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of or arising from the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, or (ii) his act or omission giving rise to such action, suit or proceeding is ratified, adopted or confirmed by the corporation or the benefit thereof received-by the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful, and settlement shall not constitute any evidence of any of the foregoing.

Section  2.     Derivative Actions.     Subject to the provisions of Sections 3,
                -------------------
5 and 6F below, the corporation shall indemnify any person who was or is a party or is threatened to he made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of or arising from the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he M acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or (ii) his act or omission giving rise to such action or suit is ratified, adopted or con-firmed by the corporation or the benefit thereof received by the corporation; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to he liable for negligence or deliberate misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section  3.     Determination  of  Right  to  indemnification  in Certain Cases.
                ----------------------------------------------------------------
Subject to the provisions of Sections 5 an3 r,, below, indemnification under Sections I and 2 of this Article automatically shall be made by the corporation unless it is expressly determined by a majority vote of a quorum of the Board of Directors consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtain-able, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by a majority vote of the shareholders of the corporation that indemnification of the person who is or was an officer, or director, or is or was serving at the request of the corporation, as an officer, director, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 or 2.

Section  4.     Indemnification  of  Persons  other  Than Officers or Directors.
                ----------------------------------------------------------------
In the event any person not included with the group of persons referred to in Sections 1 and 2 of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Sections I and 2 of this Article by reason of or arising from the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Board of Directors of the corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) or the shareholders of the corporation by a majority vote of the outstanding shares may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections 1 or 2 of this Article as if he were an officer or director referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections.

Section  5.     Successful  Defense.     Notwithstanding  any other provision of
                --------------------
Sections 1, 2, 3 or 4 of this Article, but subject to the provisions of Section 6 below, if a director, officer, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2 or 4 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 6.     Condition Precedent to Indemnification Under Sections 1, 2 or 5.
               -----------------------------------------------------------------
Any person who desires to receive the benefits otherwise conferred by Sections 2., 2 or 5 of this Article shall notify the corporation reasonably promptly that he has been named a defendant to an action, suit or proceeding of a type referred to in Sections I or 2 and that he intends to rely upon the right of indemnification described in Sections 1, 2 or 5 of this Article. The notice shall be in writinq and mailed via registered or certified mail, return receipt requested, to the President of the corporation at the executive offices of the corporation or, in the event the notice is from the President, to the registered agent of the corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties) or the shareholders of the corporation by a majority vote of the outstanding shares of the corporation to make a determination, 'in their sole discretion, that such failure was prejudicial to the corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections 1, 2 or 5 of this Article shall be denied in its entirety or reduced in amount.

Section  7.     Insurance.     At  the discretion of the Board of Directors, the
                ----------
corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

Section 8.     Former Officers and Directors.     The indemnification provisions
               ------------------------------
of this Article VI or each or any of said provisions individually shall be extended to a person who has ceased to be a director, officer, employee or agent and shall inure to the bene-fit of the heirs, executors and administrators of such a person.

Section  9.     Purpose  and Exclusivity.     The indemnification referred to in
                ------------------------
the various sections of this Article shall be deemed to he in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule or law or equity, agreement, vote of the shareholders or Board of Directors or otherwise. The purpose of this Article is to augment, pursuant to ORS 57.260(3), the other provisions of ORS 57.255 and 57.260.


Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index on Page E-1.

Item 9.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by section 10(a)( 3 ) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

(b) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) That,for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act(and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.









                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, respectively, on April 27, 2001.

                                    Banyan Corporation
                                     (Registrant)

                                    By:  /s/Lawrence A. Stanley
 April 27, 2001                         -----------------------
                                        Lawrence A. Stanley,
                                        Chief Executive Officer
                                        Principal Executive Officer

                                    By: /s/Lloyd K. Parrish
April 27, 2001                          -----------------------
                                        Lloyd K. Parrish Jr.
                                        Secretary


/s/Lawrence A. Stanley      President, Chairman and
- ----------------------    Chief Executive Officer   April 27, 2001
Lawrence A. Stanley

/s/Lloyd K. Parrish
- ----------------------    Director                  April 27, 2001
Lloyd K. Parrish Jr.








                                INDEX TO EXHIBITS

Exhibit                         Description

-------                         -----------


 3.01   Amended and Restated Amendment to Certificate of Incorporation*

 3.02   Amended By-Laws*

 5.01   Opinion and Consent of Jay J. Hait, Esq.

10.01   2000 Equity Incentive Plan

10.02   2001 Equity Incentive Plan

23.01   Consent of Gelfond Hochstadt Pangburn, P.C.

23.02   Consent of Jay J. Hait, Esq. (contained in Exhibit 5.01)

-----------------------------

* Previously filed as an exhibit to the Company's Form 10-SB and amendments thereto filed with the Commission between May 14, 1999 and October 31, 2000 and incorporated herein by reference.

EX-10.01
                                  Banyan Corporation

                           2000 EQUITY INCENTIVE PLAN

1.   Purpose

     The purpose of this 2000 Equity Incentive Plan (hereinafter referred to as the "Plan"), is (1)to provide a special incentive to selected individuals who have made contributions to the business and success of Banyan Corp. and its subsidiaries (hereinafter referred to as the "Company") (2) to provide special incentives to selected individuals who had previously made contributions to the business and success of Banyan, Inc.(a private, wholly-owned subsidiary of the Banyan Corporation) and who previously had been awarded special incentive options which were never exercised and which now have been cancelled. The Plan is designed to accomplish this purpose by offering such individuals an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses (collectively "Awards").

2.   Administration

     The Plan shall be administered by a committee (the "Committee") to be established by the board of directors of the Company (the "Board") or the Board acting as the Committee. If a committee administers the Plan, it shall consist of three or more members, at least two of whom shall be neither an officer nor an employee of the Company. (The Board acting as the Committee or the Committee shall be referred to as the "Committee" herein.)

     The Committee shall have authority, consistent with the Plan,

(a)     To determine which individuals shall receive Awards under the Plan;

(b) to determine the time or times when Awards shall be granted and the number of Shares or other consideration to be subject to each Award;

(c) as to Options, to determine the exercise price of the Company's shares of common stock ("Shares") subject to each Option, the method of payment of such price, the time or times when each Option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

(d) to prescribe the form or forms of the instruments evidencing any Award granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

(e) to adopt, amend and rescind rules and regulations for the administration of the Plan and the Awards and for its own acts and proceedings; and

(f) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.


3. Participants

     The Participants in the Plan shall be employees, officers, directors, consultants of the Company or any other parties who have made a contribution to the business and success of the Company, as may be selected from time to time by the Board in its discretion. Plan awards are available to Participants only if
(A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities. In any grant of Awards after the initial grant, Participants who were previously granted Awards under the Plan may be included or excluded.

4.   Limitations

     No Awards shall be granted under the Plan after December 31, 2005, but Options and other Awards theretofore granted may extend beyond that date. Subject to adjustment as provided in Section 8 of the Plan, the number of Shares which may be issued under the Plan shall not exceed five hundred thousand (500,000) in the aggregate. To the extent that any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any Shares subject thereto, or if the consideration for any other Award is not provided, such Shares shall thereafter be available for further grants under the Plan, within the limit specified above.

5.   Shares to be Issued

     Shares to be issued under the Plan may constitute an original issue of authorized Shares or may consist of previously issued Shares acquired by the Company, on the market or otherwise as shall be determined by the Committee. The Board and the proper officers of the Company shall take any appropriate action required for such issuance.

6.   Options

     Options are rights by an eligible person to purchase Shares at a fixed price for a stated period of time. All Options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section 9) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

(a) Exercise Price. The exercise price under each Option shall be determined by the Committee and may be more, equal to or less than the then current market price of the Shares as the Committee may deem to be appropriate: provided, however, that in the event the Committee shall determine to grant an Option at less than 85% of the then current market price of the Shares, such Option shall not be granted by the Committee without the prior approval of the board of directors.

(b) Period of Options. The period of an Option shall not exceed five years from the date of grant.

(c)     Exercise of Options.

        (i) Each Option shall be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the Option is granted.

        (ii) A person electing to exercise an Option shall give written notice to the Company, as specified by the Committee, of his election and of the number of Shares he has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase.

(d) Payment for Issuance of Shares. Upon exercise of any Option granted hereunder, payment in full shall be made at the time of such exercise for all such Shares then being purchased. The Company shall not be obligated to issue any Shares unless and until, in the opinion of the Company's counsel, all applicable laws and regulations have been complied with, nor, in the event the Shares at the time listed upon any stock exchange, unless and until the Shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel.

(e) Termination of Employment. If the Participant is an employee and his/her employment terminates for any reason other than his/her death, the Participant may, unless discharged for cause, thereafter exercise his/her Option as provided below, but only to the extent the Participant was entitled to exercise the Option on the date when his/her employment terminated. If such termination of employment is voluntary on the part of the Participant, he/she may exercise his/her Option within 10 days after the date of termination of employment (unless a longer period not in excess of three months is allowed by the Committee). If such termination of employment is involuntary on the part of the Participant, he/she may exercise his/her Option within 30 days after the date of termination of employment. In no event, however, may such Participant exercise his/her Option at a time when the Option would not be exercisable had the Participant remained an employee or when the termination was for cause. For purposes of this section (f), a Participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company or a subsidiary, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company. Anything herein to the contrary notwithstanding, an Option may be exercised only to the extent exercisable on the date of termination of employment by death or otherwise.

(f) Retirement or Resignation. If prior to the expiration date of a Participant's Option an optionee shall retire or resign with the Company's consent such Option may be exercised in the same manner as if the Optionee had continued in the Company's employ; provided, however, the Committee may terminate, at any time prior to exercise, all unexercised Options if it shall determine that the retired or resigning optionee has engaged in any activity detrimental to the Company's interest.

(g) Death. If a Participant dies at a time when he/she is entitled to exercise an Option, then at any time or times within one (1) year after his/her death (or such further period as the Committee may allow) such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his/her death, by his/her executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such Option shall expire at the end of such Option period. In no event may an Option be exercised after the expiration of the Option period.

(h) Replacement Options. The Company may grant Options under the Plan on terms differing from those provided for where such Options are granted in substitution for Options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(i) Changes in Stock. In the event of a stock dividend, stock split or recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be issued or sold under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, the determination of which shall be binding on all persons.

7.   Restricted Stock

     A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

(a) Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

(b) Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted.

(c) Fair Market Value shall mean, as of any date, the value of the common stock of the Company determined as follows:

        (1) If the common stock is listed on any established stock exchange, or traded on the Nasdaq National Market, the Nasdaq SmallCap Market, or the OTC Bulletin Board, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; (2) if such common stock is publicly traded but is not quoted on an exchange or market listed in subparagraph (1) above the average of the closing bid and asked prices on the date of determination; or (3) if none of the foregoing is applicable, by the Committee in good faith.

(d) Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants.

        Prior to the grant of a Restricted Stock Award, the Committee shall:

        (i)     determine   the  nature,   length  and  starting   date  of  any
                Performance Period for the Restricted Stock Award;

        (ii) select from among the Performance Factors to be used to measure performance goals, if any; and

        (iii) determine the number of Shares that may be awarded to the Participant.

        Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

(e) Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

8.   Payment for Share Purchases

(a) Payment. Payment for Shares purchased under an option agreement or restricted stock award pursuant to this Plan may be made in cash, by check, or, where expressly approved for the Participant by the Committee and where permitted by law:

        (i)     by   cancellation   of   indebtedness  of  the  Company  to  the
                Participant;

        (ii) by surrender of Shares that either:

                (1) have been owned by Participant for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or

                (2)     were obtained by Participant in the public market;

        (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

        (iv) by waiver of compensation due or accrued to the Participant for services rendered;

        (v) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

        (vi) by any combination of the foregoing.

(b) Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9.   Stock Bonuses

(a) Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company . A Stock Bonus may be awarded for past services already rendered to the Company, pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company or a subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

(b) Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

(c) Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

10.  Use of Proceeds from Stock

     Proceeds from the sale of stock pursuant to the Awards shall constitute general funds of the Company.

11.  Withholding Taxes

(a) Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

(b) Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

12.  Privileges of Stock Ownership

     No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price.

13.  Requirements

(a) Investment Representations. The Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the United States Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as is permitted by the Committee and that a Participant will notify the Company when he/she intends to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as to Shares actually acquired by him/her under the Plan.

(b) Transferability. No Awards may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime Options may be exercised and the consideration for othe Awards provided only by the Participant.

14.  Employment Rights

     The adoption of the Plan or the granting of an Award does not confer upon any individual any right to employment or continued employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

15.  Amendment

     The Committee may at any time discontinue granting Options under the Plan. The Committee may at any time or times amend the Plan or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law provided, however, that no such amendment shall void or diminish Options previously granted without the consent of the Participant, nor shall any amendment increase or accelerate the conditions and actions required for the exercise of an Option unless the Participant shall have been discharged from the company's employment for cause.

                        Adopted by the Board of Directors
                              on April 27, 2001

EX-10.02

                           2001 EQUITY INCENTIVE PLAN

1.   Purpose

     The purpose of this 2001 Equity Incentive Plan (hereinafter referred to as the "Plan"), is (1)to provide a special incentive to selected individuals who have made contributions to the business and success of Banyan Corp. and its subsidiaries (hereinafter referred to as the "Company") (2) to provide special incentives to selected individuals who had previously made contributions to the business and success of Banyan Corp. and who previously had been awarded special incentive options which were never exercised and which now have been cancelled. The Plan is designed to accomplish this purpose by offering such individuals an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses (collectively "Awards").

2.   Administration

     The Plan shall be administered by a committee (the "Committee") to be established by the board of directors of the Company (the "Board") or the Board acting as the Committee. If a committee administers the Plan, it shall consist of three or more members, at least two of whom shall be neither an officer nor an employee of the Company. (The Board acting as the Committee or the Committee shall be referred to as the "Committee" herein.)

     The Committee shall have authority, consistent with the Plan,

(a)     To determine which individuals shall receive Awards under the Plan;

(b) to determine the time or times when Awards shall be granted and the number of Shares or other consideration to be subject to each Award;

(c) as to Options, to determine the exercise price of the Company's shares of common stock ("Shares") subject to each Option, the method of payment of such price, the time or times when each Option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

(d) to prescribe the form or forms of the instruments evidencing any Award granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

(e) to adopt, amend and rescind rules and regulations for the administration of the Plan and the Awards and for its own acts and proceedings; and

(f) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

3. Participants

     The Participants in the Plan shall be employees, officers, directors, consultants of the Company or any other parties who have made a contribution to the business and success of the Company, as may be selected from time to time by the Board in its discretion. Plan awards are available to Participants only if
(A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities. In any grant of Awards after the initial grant, Participants who were previously granted Awards under the Plan may be included or excluded.

4.   Limitations

     No Awards shall be granted under the Plan after December 31, 2006, but Options and other Awards theretofore granted may extend beyond that date. Subject to adjustment as provided in Section 8 of the Plan, the number of Shares which may be issued under the Plan shall not exceed one (1,000,000) million in the aggregate. To the extent that any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any Shares subject thereto, or if the consideration for any other Award is not provided, such Shares shall thereafter be available for further grants under the Plan, within the limit specified above.

5.   Shares to be Issued

     Shares to be issued under the Plan may constitute an original issue of authorized Shares or may consist of previously issued Shares acquired by the Company, on the market or otherwise as shall be determined by the Committee. The Board and the proper officers of the Company shall take any appropriate action required for such issuance.

6.   Options

     Options are rights by an eligible person to purchase Shares at a fixed price for a stated period of time. All Options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section 9) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

(a) Exercise Price. The exercise price under each Option shall be determined by the Committee and may be more, equal to or less than the then current market price of the Shares as the Committee may deem to be appropriate: provided, however, that in the event the Committee shall determine to grant an Option at less than 85% of the then current  market price of
        the  Shares,  such Option  shall not be granted by the   Committee
        without the prior approval of the board of directors.

(b) Period of Options. The period of an Option shall not exceed five years from the date of grant.

(c)     Exercise of Options.

        (i) Each Option shall be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the Option is granted.

        (ii) A person electing to exercise an Option shall give written notice to the Company, as specified by the Committee, of his election and of the number of Shares he has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase.

(d) Payment for Issuance of Shares. Upon exercise of any Option granted hereunder, payment in full shall be made at the time of such exercise for all such Shares then being purchased. The Company shall not be obligated to issue any Shares unless and until, in the opinion of the Company's counsel, all applicable laws and regulations have been complied with, nor, in the event the Shares at the time listed upon any stock exchange, unless and until the Shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel.

(e) Termination of Employment. If the Participant is an employee and his/her employment terminates for any reason other than his/her death, the Participant may, unless discharged for cause, thereafter exercise his/her Option as provided below, but only to the extent the Participant was entitled to exercise the Option on the date when his/her employment terminated. If such termination of employment is voluntary on the part of the Participant, he/she may exercise his/her Option within 10 days after the date of termination of employment (unless a longer period not in excess of three months is allowed by the Committee). If such termination of employment is involuntary on the part of the Participant, he/she may exercise his/her Option within 30 days after the date of termination of employment. In no event, however, may such Participant exercise his/her Option at a time when the Option would not be exercisable had the Participant remained an employee or when the termination was for cause. For purposes of this section (f), a Participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company or a subsidiary, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company. Anything herein to the contrary notwithstanding, an Option may be exercised only to the extent exercisable on the date of termination of employment by death or otherwise.

(f) Retirement or Resignation. If prior to the expiration date of a Participant's Option an optionee shall retire or resign with the Company's consent such Option may be exercised in the same manner as if the Optionee had continued in the Company's employ; provided, however, the Committee may terminate, at any time prior to exercise, all unexercised Options if it shall determine that the retired or resigning optionee has engaged in any activity detrimental to the Company's interest.

(g) Death. If a Participant dies at a time when he/she is entitled to exercise an Option, then at any time or times within one (1) year after his/her death (or such further period as the Committee may allow) such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his/her death, by his/her executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such Option shall expire at the end of such Option period. In no event may an Option be exercised after the expiration of the Option period.

(h) Replacement Options. The Company may grant Options under the Plan on terms differing from those provided for where such Options are granted in substitution for Options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(i) Changes in Stock. In the event of a stock dividend, stock split or recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be issued or sold under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, the determination of which shall be binding on all persons.

7.   Restricted Stock

     A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

(a) Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

(b) Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted.

(c) Fair Market Value shall mean, as of any date, the value of the common stock of the Company determined as follows:

        (1) If the common stock is listed on any established stock exchange, or traded on the Nasdaq National Market, the Nasdaq SmallCap Market, or the OTC Bulletin Board, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; (2) if such common stock is publicly traded but is not quoted on an exchange or market listed in subparagraph (1) above the average of the closing bid and asked prices on the date of determination; or (3) if none of the foregoing is applicable, by the Committee in good faith.

(d) Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants.

        Prior to the grant of a Restricted Stock Award, the Committee shall:

        (i)     determine   the  nature,   length  and  starting   date  of  any
                Performance Period for the Restricted Stock Award;

        (ii) select from among the Performance Factors to be used to measure performance goals, if any; and

        (iii) determine the number of Shares that may be awarded to the Participant.

        Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

(e) Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

8.   Payment for Share Purchases

(a) Payment. Payment for Shares purchased under an option agreement or restricted stock award pursuant to this Plan may be made in cash, by check, or, where expressly approved for the Participant by the Committee and where permitted by law:

        (i)     by   cancellation   of   indebtedness  of  the  Company  to  the
                Participant;

        (ii)    by surrender of Shares that either:

                (1) have been owned by Participant for more than one year and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or

                (2)     were obtained by Participant in the public market;

        (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

        (iv) by waiver of compensation due or accrued to the Participant for services rendered;

        (v) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

        (vi)    by any combination of the foregoing.

(b) Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9.   Stock Bonuses

(a) Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company . A Stock Bonus may be awarded for past services already rendered to the Company, pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company or a subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

(b) Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

(c) Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

10.  Use of Proceeds from Stock

     Proceeds from the sale of stock pursuant to the Awards shall constitute general funds of the Company.

11.  Withholding Taxes

(a) Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

(b) Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

12.  Privileges of Stock Ownership

     No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price.

13.  Requirements

(a) Investment Representations. The Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the United States Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as is permitted by the Committee and that a Participant will notify the Company when he/she intends to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as to Shares actually acquired by him/her under the Plan.

(b) Transferability. No Awards may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime Options may be exercised and the consideration for othe Awards provided only by the Participant.

14.  Employment Rights

     The adoption of the Plan or the granting of an Award does not confer upon any individual any right to employment or continued employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

15.  Amendment

     The Committee may at any time discontinue granting Options under the Plan. The Committee may at any time or times amend the Plan or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law provided, however, that no such amendment shall void or diminish Options previously granted without the consent of the Participant, nor shall any amendment increase or accelerate the conditions and actions required for the exercise of an Option unless the Participant shall have been discharged from the company's employment for cause.

                                               Adopted by the Board of Directors
                                                            on April 27, 2001

      EX-5.01            OPINION AND CONSENT JAY J. HAIT, ESQ.






                                 Jay Hait, Esq.
                            39 Hudson St., Suite 102
                              Hackensack, NJ 07601
                              Phone: (201) 441-9377
                               Fax: (201) 441-9370


May 3, 2001

Banyan Corporation
4740 Forge Rd., Bldg. 112
Colorado Springs, CO  80907


                       Re: Form S-8 Registration Statement

Ladies and Gentlemen:

     I have acted as counsel for Banyan Corporation(the "Company") in connection with the preparation of the Registration Statement on Form S-8, relating to the sale by the Company from time to time of up to 1,500,000 shares of common stock, par value $.001 per share (the "Shares"), issuable upon the exercise of awards granted or to be granted pursuant to the Company's 2000 Equity Incentive Plan and 2001 Equity Incentive Plan (respectively, the "2000 Equity Incentive Plan", and the "2001 Equity Incentive Plan").

     I have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinion set forth below.

     In rendering my opinion set forth below, I have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver, and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding, and enforceable obligations of such parties. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, I am of the opinion that such Shares have been duly authorized and, upon issuance, delivery, and payment therefore in accordance with the terms of the 2000 Equity Incentive Plan, or the 2001 Equity Incentive Plan will be validly issued, fully paid, and nonassessable.

     I am admitted to the Bar of the State of New York. I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/Jay J. Hait
                                            -----------------------
                                            Jay J. Hait

      EX-23.01 OTHERDOC




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-8 of our report dated March 27, 2001, relating to the consolidated financial statements of Banyan Corporation and subsidiaries as of December 31, 2000 and for the year then ended (which describes an uncertainty as to the Company's ability to continue as a going concern), included in the Company's annual report on Form 10-KSB.


/s/ GELFOND HOCHSTADT PANGBURN, P.C.
GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
May 9, 2001



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